As filed with the Securities and Exchange Commission on October 1, 2014
Registration Nos. 333-146091 333-136696 333-125860

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________________________

CARDIOME PHARMA CORP.
(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6190 Agronomy Road, Suite 405
Vancouver, British Columbia, Canada
V6T 1Z3
(Address of Registrant’s principal executive offices)

AMENDED 2001 INCENTIVE STOCK OPTION PLAN
(Full title of plan)

Correvio LLC
3 Dickinson Drive
Suite 101, Building 4
Chadds Ford, PA 19317
(Name, Address and Telephone Number of Agent for Service)
________________________________

Copy to:
Riccardo Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of ”large accelerated filer, ““accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [X]

Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]

EXPLANATORY NOTE

Cardiome Pharma Corp. (the "Registrant") is filing this Post-Effective Amendment No. 1 to remove from registration 5,750,000 common shares, 900,000 common shares and 350,000 common shares, no par value (together, the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act"), which were registered under three Registration Statements on Form S-8, filed with the Commission on June 16, 2005 (File No. 333-125860), August 17, 2006 (File No. 333-136696) and September 14, 2007 (File No. 333-146091), respectively.

The Shares were issuable under the Registrant's Amended 2001 Incentive Stock Option Plan, as amended on June 12, 2006 and September 5, 2007. The Registrant's Amended Incentive Stock Option Plan (the "Plan") was approved by its board of directors on May 9, 2014 and by its shareholders on June 16, 2014.  Under the Plan, the number of issuable common shares was amended from a fixed number of common shares to a percentage of the total outstanding common shares at the time of an option grant. The Registrant has registered the updated number of common shares issuable to U.S. Plan participants under the 1933 Act under a Registration Statement on Form S-8, filed with the Commission on October 1, 2014 (File No. 333-199091).  Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove the Shares from registration under the 1933 Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Canada, on October 1, 2014.

CARDIOME PHARMA CORP.

By:	/s/ William Hunter
	Name:	William Hunter
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes William Hunter and Jennifer Archibald as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933,  this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated on October 1, 2014.

Signature	Title

/s/ William Hunter	Chief Executive Officer and Director
William Hunter

/s/ Jennifer Archibald	Chief Financial Officer
Jennifer Archibald

/s/ Robert W. Rieder	Chairman
Robert W. Rieder

/s/ Richard M. Glickman	Lead Independent Director
Richard M. Glickman

/s/ Harold H. Shlevin	Director
Harold H. Shlevin

/s/ Peter W. Roberts	Director
Peter W. Roberts

/s/ W. James O'Shea	Director
W. James O'Shea

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Cardiome Pharma Corp. and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on October 1, 2014.

CARDIOME, INC. (Authorized U.S. Representative)

By:	/s/ Jennifer Archibald
	Name:	Jennifer Archibald
	Title:	Authorized Signatory